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                     AMENDMENT NUMBER ONE TO LEASE AGREEMENT


         THIS AMENDMENT NUMBER ONE TO LEASE AGREEMENT is entered into as of the 7th day of April, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and EXACTIS.COM, INC., a Delaware corporation ("Tenant").

                                    Recitals:

         A0 On or about January 19, 2000, Landlord and Tenant entered into a written lease agreement (the "Lease") pertaining to approximately 46,418 rentable square feet of space, known as Suite 500 (the "Premises") located on the 4th and 5th floors of the building known as Johns Manville Plaza, located at 717 - 17th Street, Denver, Colorado. (Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.)

         B0 Landlord and Tenant now desire to amend the Lease in the manner and form hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

         1 The description of the Premises is amended by the addition of approximately 37,045 rentable square feet of space, consisting of approximately 23,209 rentable square feet located in Suite 200 and 13,836 rentable square feet located in Suite 310 (collectively, the "Additional Space"), as outlined on the diagram of the 2nd and 3rd floors of the Building, attached hereto as Exhibit A and made a part hereof by reference, for the term of the Lease on the following basis:

                  A0 Tenant's right to occupy the Additional Space and its obligations to pay Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses therefor commences on October 1, 2000 (the "Additional Space Commencement Date") and terminates with the term of the Lease on February 28, 2010.

                  B0 Commencing on the Additional Space Commencement Date, Tenant will pay Base Rent for the Additional Space in accordance with Paragraph 3 of the Lease in the following amounts:


                      Period                               Monthly Base Rent
                      ------                               -----------------

         October 1, 2000-February 28, 2001                    $61,741.67
         March 1, 2001-February 28, 2002                      $64,828.75
         March 1, 2002-February 29, 2004                      $71,002,92
         March 1, 2004-February 28, 2006                      $77,177.08
         March 1, 2006-February 29, 2008                      $83,351.25
         March 1, 2008-February 28, 2010                      $89,525.42

Base Rent for the Additional Space is in addition to Base Rent payable by Tenant for the existing Premises.

                  C0 Commencing on the Additional Space Commencement Date and thereafter, Tenant will pay its Pro Rata Share of increases in Operating Expenses attributable to the Additional Space as determined in accordance with Paragraph 5 of the Lease.

                  D0 Tenant has agreed to perform certain improvements in the Additional Space. Such work will be completed and paid for in accordance with and subject to the terms and provisions of the Work Letter, attached hereto as Exhibit B. Except for in accordance with Exhibit B and the terms of the Lease, Landlord is not obligated to improve or pay for improvements to the Additional Space and Tenant accepts the Additional Space for the remainder of the term of the Lease in its "as is" condition on the Additional Space Commencement Date. Subject to the provisions of Exhibit B, any improvements by Tenant to the Additional Space will be at Tenant's sole cost and expense and subject to the provisions of the Lease.

                  E0 In addition to any spaces that Tenant has a right to use pursuant to the Lease, Tenant shall have the right to use thirty-seven (37) in and out unassigned parking space located in parking structures or surface lots located on block 159 or 1801 California block, at the current rate charged for such spaces from time to time, in accordance with and subject to Paragraph 29 of




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the Lease; provided, however, if Tenant fails to notify Landlord on or before the Additional Space Commencement Date of its acceptance of the offered space or fails to continuously lease the parking space, Tenant shall forfeit its rights to the parking space but Tenant may thereafter at any time during the Lease Term elect to lease such spaces on the terms set forth above upon 45 days' prior written notice to Landlord. Except as set forth herein, the use of all parking spaces shall be governed by Paragraph 29 of the Lease.

                  F0 The addition of the 3rd floor Additional Space satisfies Tenant's rights to add space pursuant to Paragraph 7 of the Rider to the Lease and Tenant has no further rights to add space pursuant to that Paragraph. The addition of the 2nd floor space partially satisfies Tenant's rights under Paragraph 8 of the Rider to the Lease.

                  G0 As of the Additional Space Commencement Date, any reference to "Premises" in the Lease includes the Additional Space as a part of the Premises and Tenant's occupancy thereof is subject to all terms of the Lease except as otherwise specifically herein provided.

         2 Paragraph 10 of the Rider to the Lease is amended to provide that the Options to extend the term of the Lease shall also apply to the Additional Space.

         3 Tenant shall provide to Landlord, at the time of execution hereof by Tenant, a clean, unconditional, irrevocable letter of credit from a lending institution reasonably acceptable to Landlord in the form attached hereto as EXHIBIT C (the "Letter of Credit") as a guaranty and security for the performance of Tenant's obligations under this Lease on the following terms and conditions:

                  A. It is understood and agreed that the Letter of Credit, or a renewal or substitute therefor approved by Landlord, shall be kept in effect from the date of execution of this Lease through September 30, 2003 (the "LC Termination Date") in the form attached hereto as EXHIBIT C or in form otherwise approved by Landlord. The initial Letter of Credit shall be in the amount of $1,200,000.00 (the "LC Maximum"). On September 30, 2001, if the Letter of Credit has not been presented for payment in accordance with this paragraph, the LC Maximum shall be reduced by $400,000.00 (resulting in the Letter of Credit in the amount of $800,000.00); if the Letter of Credit has not been presented for payment in accordance with this paragraph by September 30, 2002, the LC Maximum shall be reduced by an additional $400,000.00 (resulting in a Letter of Credit in the amount of $400,000.00). The foregoing reductions shall not be applicable if and so long as there is an ongoing Event of Default or Tenant is the subject of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization at the time. If the Letter of Credit would otherwise expire prior to the LC Termination Date, Tenant shall present Landlord with an extension or renewal of the initial Letter of Credit, or a substitute Letter of Credit in the same form as EXHIBIT C in the amount of the then applicable LC Maximum, no later than thirty (30) days prior to the expiration date of such initial Letter of Credit, from a lending institution subject to Landlord's reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than the day prior to the expiration of the initial Letter of Credit and shall continue in effect for not less than the period ending with the LC Termination Date and shall be in the amount provided above. Tenant agrees that in an Event of Default by Tenant (as defined in Section 19), Landlord shall have a right to present the Letter of Credit (or the renewal, extension or substitute) for payment, with amounts received to be held and applied in accordance with subparagraph B below. Any failure of Tenant to provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, shall be deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision. If the Letter of Credit has not been presented for payment in accordance with this Section on or before the LC Termination Date, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the LC Termination Date. Tenant agrees that in the event of any transfer or mortgage, Landlord shall have the right to transfer the Letter of Credit or substitute to the transferee or mortgagee, and if the Letter of Credit has been duly transferred, Tenant shall look solely to such transferee for the return of the Letter of Credit (or substitute). Landlord shall give written notice to Tenant of transfer of Landlord's interest resulting in transfer of the Letter of Credit. Landlord shall deliver the then-current effective Letter of Credit to Tenant upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Paragraph and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit.



                                       2
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                  B. If an Event of Default occurs or this Lease is terminated pursuant to Section 19, Landlord may use, apply or retain all or any portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby in accordance with Section 20 of the Lease. By the later of 60 days following the later of the expiration of the Lease or Tenant's vacation of the Premises, any amounts drawn upon the Letter of Credit that are not applied for payment of amounts in accordance with the foregoing provision shall be returned to Tenant, without payment of interest.

                  C. Landlord and Tenant agree that the annual fees charged by the lending institution issuing the Letter of Credit (or any renewal, extension, or substitute therefor) shall be paid by Tenant.

         4 Tenant hereby represents and warrants to Landlord that it has not engaged or dealt with any broker other than Cushman & Wakefield of Colorado, Inc., a Colorado corporation ("Cushman"), which has acted as Landlord's agent, and CB Richard Ellis ("CB") which has acted as Tenant's agent, in connection with the negotiation and/or execution of this leasing transaction. Each party agrees to indemnify and save the other and Cushman harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, attorney's fees) paid or incurred by either of them as a result of any claim for brokerage or other commissions made by any broker, finder, or agent (other than CB or Cushman), whether or not meritorious, by employment by Tenant or by reason of claim made by, through or under the indemnifying party. Tenant acknowledges that Landlord shall not be liable for the representations of Cushman or CB regarding the Building, Premises or this lease transaction. Landlord shall be responsible for the payment of all commissions to Cushman and CB pursuant to a separate agreement with Cushman and CB.

         5 If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease or any prior amendments thereto, the terms and provisions of this Amendment shall govern. Except as herein specifically set forth, all other provisions of the Lease and any prior amendments thereto shall remain in full force and effect and be binding upon the parties in accordance with their terms.

         6 Time is of the essence herein.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

EXACTIS.COM, INC., a Delaware corporation                   THE PRUDENTIAL INSURANCE COMPANY OF
                                                            AMERICA, a New Jersey corporation

                                                            By    Cushman & Wakefield of Colorado, Inc., a
By:                                                               Colorado corporation, Authorized Agent
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Print Name:
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Print Title:
            -----------------------------------------             By:
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ATTEST:                                                                Director

                                                                                    "Landlord"
By:
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Print Name:
           ------------------------------------------
Print Title:
            -----------------------------------------

                       "Tenant"


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